Exhibit 99.1

CLAYTON WILLIAMS ENERGY, INC.

FOR IMMEDIATE RELEASE
Tuesday, December 14, 2010

CLAYTON WILLIAMS ENERGY ANNOUNCES THE DEATH OF
L. PAUL LATHAM, DIRECTOR, EXECUTIVE VICE PRESIDENT,
AND CHIEF OPERATING OFFICER

Midland, Texas, December 14, 2010 (BUSINESS WIRE) – Clayton Williams Energy, Inc.  (the “Company”) (NASDAQ–CWEI) regretfully announced today that L. Paul Latham, the Company’s Executive Vice President and Chief Operating Officer and a member of the Company’s Board of Directors, died Saturday, December 11, 2010 after a courageous battle against cancer.  Mr. Latham, age 58, had served in this capacity since the Company’s inception in 1991.

 “The loss of Paul’s life to this terrible disease has left a huge hole in our hearts,” stated Clayton W. Williams, Jr., President and Chief Executive Officer.  “Paul was a very talented businessman, a strong corporate and community leader, and a loyal friend.  Modesta and I, as well as the entire Clayton Williams Energy organization, will miss him immensely.  We extend our deepest sympathy to the Latham family.”

On December 13, 2010, the Board of Directors of the Company made the following changes to its slate of executive officers:

•
Mel G. Riggs was appointed Executive Vice President and Chief Operating Officer of the Company.  Mr. Riggs, age 56, was previously Senior Vice President and Chief Financial Officer of the Company, having served in that capacity since 1991.  Mr. Riggs is also a director of the Company and has served on the board of directors since 1994.

•
Michael L. Pollard, age 60, was appointed Senior Vice President and Chief Financial Officer.  Prior to his appointment, Mr. Pollard held the position of Vice President and Principal Accounting Officer of the Company, having served in that capacity since 2003.

Mr. Latham’s Board position will remain vacant pending further action by the Board of Directors.

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Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements.  These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events.  The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Patti Hollums                                                                           Michael L. Pollard
Director of Investor Relations                                              Chief Financial Officer
(432) 688-3419                                                                        (432) 688-3029
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com